UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): November 14, 2014
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OCLARO, INC.
(Exact name of Registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	000-30684 (Commission file number)	20-1303994 (I.R.S. Employer Identification Number)
2560 Junction Avenue, San Jose, California 95134 (Address of principal executive offices, zip code)
(408) 383-1400 (Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

On November 14, 2014, Oclaro, Inc. (the “Company”) held its 2014 annual meeting of stockholders. As of the record date of September 15, 2014, there were 108,681,108 shares of common stock outstanding and entitled to vote at the meeting. A total of 83,318,116 shares were present in person or by proxy at the annual meeting of stockholders.

At the annual meeting, the Company’s stockholders elected Lori Holland, Edward Collins and William L. Smith as Class I Directors, to serve three-year terms and until their successors are duly elected and qualified or until their earlier resignation or removal. The proposal received the following votes:

Lori Holland

For	Withheld
39,176,979	10,299,429
Edward Collins

For	Withheld
39,160,943	10,315,465
William L. Smith

For	Withheld
48,235,505	1,240,903

At the annual meeting, the Company’s stockholders approved the Fifth Amended and Restated 2001 Long-Term Stock Incentive Plan. The proposal received the following votes:

For	Against	Abstain	Broker Non-Vote
46,262,415	2,871,994	341,999	33,841,708
At the annual meeting, the Company’s stockholders conducted an advisory vote on the compensation of its named executive officers. The proposal received the following votes:

For	Against	Abstain	Broker Non-Vote
43,940,696	3,758,069	1,777,643	33,841,708

At the annual meeting, the Company’s stockholders ratified the selection of Grant Thornton LLP as its independent registered public accounting firm for the current fiscal year. The proposal received the following votes:

For	Against	Abstain
79,869,615	1,940,979	1,507,522

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCLARO, INC.
Date: November 14, 2014	By:	/s/ David L. Teichmann
David L. Teichmann
Executive Vice President, General Counsel and Corporate Secretary